UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported:  April 1, 2009

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 1, 2009, we entered into a transaction to sell our Louisiana oil and gas interests and equipment (the “Assets”) to Rabb Resources, Limited (“RABB”).  The complete consideration to be paid to us is a series of cash payments totaling $2,670,000, to be paid to us as follows:

A.	By April 21, 2009, RABB shall pay us an initial payment of $1,030,000 (the “Initial Payment”).

B.	However, upon the payment of $100,000 to us by RABB by April 21, 2009, RABB may extend the period of time in which to pay us the remaining initial $930,000.00 to May 7, 2009.

C.	By August 7, 2009, RABB shall pay us a second payment of $820,000 (the “Second Payment”).

D.	By November 7, 2009, RABB shall pay us a final payment of $820,000 (the “Final Payment”).

The Assets will be released to RABB in three stages at the time of each of the three payments.  The three payment deadlines are: (a) April 21, 2009 or May 7, 2009; (b) August 7, 2009; and (c) November 7, 2009.  If RABB misses any of the three payments, then we may retain all of the unreleased Assets by paying RABB the de minimis sum of $1,000.

ITEM 5.02	Departure of Directors or Principal Officers

After a review and analysis of job duties, we have determined that James R. Spear, Vice President of Exploration and Production, is not an executive officer.  Mr. Spear remains our Vice President of Exploration and Production.  His employment and his job duties are unaffected by this determination.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Exhibit Description

10.1	WORKING INTEREST PURCHASE AGREEMENT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

(signed)

Date: April 6, 2009
By: /s/ Kent Watts

Kent Watts, President, CEO